UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 28, 2014

RAIT Financial Trust
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	1-14760	23-2919819
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2929 Arch St., 17th Floor, Philadelphia, Pennsylvania		19104
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(215) 243-9000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On July 28, 2014, RAIT CMBS Conduit I, LLC ("RCCI") and RAIT CRE Conduit III, LLC ("RCCIII" and, together with RCCI, the "Seller"), indirect subsidiaries of RAIT Financial Trust ("RAIT"), entered into an amended and restated master repurchase agreement (the "Amended MRA") with Citibank, N.A. ("Citi") which amended and restated the master repurchase agreement (as previously amended, the "Original MRA") between RCCI and Citi. The Amended MRA modified the Original MRA to, among other things, add defined floating-rate whole loans and senior interests in floating-rate whole loans ("Floating Rate Loans") to the defined fixed rate whole loans and senior interests in fixed rate whole loans ("Fixed Rate Loans") that qualify as eligible purchased assets which RCCI, in the case of Fixed Rate Loans, and RCCIII, in the case of Floating Rate Loans, may sell to Citi and later repurchase. All eligible purchased assets must be acceptable to Citi in its sole discretion. The Amended MRA increased the aggregate principal amount available under the facility to up to $200.0 million from up to $100.0 million provided that the aggregate outstanding purchase price under the Amended MRA at any time for all Floating Rate Loans cannot exceed $100.0 million. RAIT expects to use the Amended MRA primarily to fund Floating Rate Loans for inclusion into future floating rate securitizations affiliated with RAIT and to fund Fixed Rate Loans which RAIT originates for sale into future unaffiliated CMBS securitizations. The expiration date of the Amended MRA is July 28, 2016.

The purchase price paid by Citi will be equal to an amount up to 75%, in the case of any Fixed Rate Loans, and 60%, in the case of any Floating Rate Loans, of the lesser of the market value or par amount of such loan on the purchase date. Each month, the Seller is required to pay Citi a monthly amount equal to the price differential (calculated at a rate based on LIBOR plus an applicable spread of 2.5%, in the case of a Fixed Rate Loan, or 2%, in the case of a Floating Rate Loan, while no event of default has occurred and is continuing) on the outstanding purchase price of the purchased loans subject to the Amended MRA. In addition, upon the Seller’s repurchase, or the sale, securitization or liquidation, of a purchased Fixed Rate Loan or Floating Rate Loan, the Seller is required to repay Citi the sum of the outstanding purchase price related to such loan, any accrued and unpaid price differential to the date of such repurchase, sale, securitization or liquidation of such loan, all other amounts due and payable as of the repurchase date by the Seller to Citi and, in the case of any Fixed Rate Loan, any amounts payable in the event any defined hedging transaction related to such loan is being terminated.

The Amended MRA contains margin call provisions that provide Citi with certain rights where there has been a decline in the market value of the purchased loans. Under these circumstances, Citi may require Seller transfer cash or additional eligible loans with an aggregate market value in an amount sufficient to eliminate any margin deficit resulting from such a decline.

The Amended MRA is fully guaranteed by RAIT pursuant to an amended and restated guaranty (the "Amended Guaranty") which amended and restated the guaranty (as previously amended, the "Original Guaranty") made by RAIT to Citi in connection with the Original MRA. The RAIT guaranty requires RAIT to maintain a minimum defined adjusted book value, fixed charge coverage ratio, cash liquidity and total liquidity and a maximum defined maximum leverage ratio.

In addition, the Amended MRA contains events of default (subject to certain materiality thresholds and grace periods) customary for this type of transaction, including payment defaults; bankruptcy or insolvency proceedings; a change of control of Seller; breaches of covenants and/or certain representations and warranties; certain guarantor defaults; a judgment in an amount greater than $100,000 against Seller or $2,500,000 against RAIT; a default by RAIT involving the failure to pay or acceleration of a monetary obligation in excess of $2,500,000, or permitting the acceleration of the maturity of obligations in excess of $2,500,000. The remedies for such events of default are also customary for this type of transaction and include the acceleration of the mandatory repurchase date for the purchased loans then subject to the Amended MRA and the liquidation by Citi of such purchased loans, if not repurchased by Seller.

The summaries in this report of any of the documents referenced in Item 9.01(d) below and filed as exhibits hereto do not purport to be complete and are qualified in their entirety by reference to the full text of such document. All of the exhibits hereto have been filed solely to provide information regarding their respective terms. Such exhibits may contain representations and warranties that the parties thereto made solely for the benefit of the other parties. In addition, such representations and warranties (i) may have been qualified by confidential disclosures made to the other party in connection with such document, (ii) may be subject to a materiality standard which may differ from what may be viewed as material by investors, (iii) were made only as of the date of such documents or such other date as is specified therein and (iv) may have been included in such documents for the purpose of allocating risk between or among the parties thereto rather than establishing matters as facts.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this report is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The exhibits filed as part of this Current Report on Form 8-K are identified in the Exhibit Index immediately following the signature page of this report. Such Exhibit Index is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAIT Financial Trust

July 31, 2014	By:	/s/ James J. Sebra

Name: James J. Sebra
Title: Chief Financial Officer and Treasurer

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Exhibit Index

Exhibit No.	Description

10.1	Amended and Restated Master Repurchase Agreement dated as of July 28, 2014 by and among RAIT CMBS Conduit I, LLC, RAIT CRE Conduit III, LLC, collectively as seller, and Citibank, N.A., as buyer.
10.2	Amended and Restated Guaranty dated July 28, 2014 by RAIT Financial Trust, as guarantor, for the benefit of Citibank, N.A.